UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (239) 301-7000

N/A

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

HVF III U.S. Vehicle Variable Funding Notes

On May 13, 2022, Hertz Vehicle Financing III LLC (“HVF III”), a wholly-owned, special-purpose and bankruptcy remote subsidiary of The Hertz Corporation (“THC”), effected an increase to the commitments for its Series 2021-A Variable Funding Rental Car Asset Backed Notes, Class A (the “Series 2021-A Notes”). The Series 2021-A Notes were issued under the Series 2021-A Supplement, dated as of June 29, 2021, among HVF III, as issuer, THC, as administrator, Deutsche Bank AG, New York Branch, as program agent and The Bank of New York Mellon Trust Company, N.A. (“BNYM”), as trustee, to the Base Indenture, dated as of June 29, 2021, between HVF III and BNYM, as trustee. As a result, the principal amount of Series 2021-A Notes that may be outstanding increased from up to $3.00 billion to up to $3.38 billion. No changes to the terms of the Series 2021-A Notes or the Series 2021-A Supplement, which was previously filed as Exhibit 10.4 to the Current Report on Form 8-K filed on July 7, 2021, were made as a result of the increased commitments.

First Lien Credit Agreement

Also on May 13, 2022, THC entered into Amendment No. 4 to its Credit Agreement (the “Amendment”), which amends that certain Credit Agreement, dated June 30, 2021, by and among THC and the subsidiary borrowers party thereto as borrowers, the several lenders and issuing lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent (as amended by Amendment No. 1 to Credit Agreement, dated as of August 3, 2021, Amendment No. 2 to Credit Agreement, dated as of November 23, 2021 and Amendment No. 3 to Credit Agreement, dated as of March 31, 2022, and as it may have been further amended, restated, amended and restated, restructured, supplemented, waived and/or otherwise modified from time to time prior to the date hereof, the “First Lien Credit Facility” and, as amended by the Amendment, the “Amended First Lien Credit Facility”). The First Lien Credit Facility provided for, among other things, a senior secured revolving credit facility (the “First Lien RCF”) in an aggregate committed amount of $1.475 billion. The Amendment (i) increases the commitments under the First Lien RCF to an aggregate of $1.655 billion and (ii) increases the sublimit for letters of credit that may be issued under the First Lien RCF from $1.375 billion to $1.555 billion. At closing of the Amendment, there were no borrowings under the First Lien RCF.

Certain of the lenders that are party to the Amended First Lien Credit Facility and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory, and other services to THC and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title
10.1	Amendment No. 4 dated May 13, 2022 to Credit Agreement dated June 30, 2021, by and among The Hertz Corporation and the subsidiary borrowers party thereto as borrowers, the several lenders and issuing lenders from time to time parties thereto, and Barclays Bank PLC, as administrative agent and collateral agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2022	HERTZ GLOBAL HOLDINGS, INC THE HERTZ CORPORATION (each, a Registrant)

	By:	/s/ M. David Galainena
		Name:	M. David Galainena
		Title:	Executive Vice President, General Counsel and Secretary